UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Tompkins Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2010

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
TO THE STOCKHOLDERS OF TOMPKINS FINANCIAL CORPORATION

The annual meeting of stockholders (the “Meeting”) of Tompkins Financial Corporation (“Tompkins Financial” or the “Company”) will be held on Monday, May 10, 2010 at 5:30 p.m., at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, New York, for the following purposes:

1.	To elect seventeen (17) directors for a term of one year expiring in the year 2011;

2.	Ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 12, 2010 as the record date for determining stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at the close of business on that date are entitled to vote at the Meeting.

A stockholder’s information meeting for our stockholders in western New York will be held at 5:30 p.m. on Wednesday, May 12, 2010, at Terry Hills Restaurant, 5122 Clinton Street Road (Rt. 33), Batavia, New York.

A stockholder’s information meeting for our stockholders in the Hudson Valley will be held at 6:00 p.m. on Wednesday, May 19, 2010, at Sinapi’s Ceola Manor, Hill Blvd., Jefferson Valley, New York.

Enclosed with this notice are a proxy statement, a form of proxy and return envelope, instructions for voting by telephone or via the Internet, the Company’s Annual Report on Form 10-K for the Company’s 2009 fiscal year, and the Company’s 2009 Corporate Report to stockholders.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Meeting, you are urged to read and carefully consider the enclosed proxy statement. You may vote by telephone, via the Internet, or mark, sign, date, and return the enclosed form of proxy in the accompanying pre-addressed postage-paid envelope. Your proxy may be revoked prior to its exercise by filing a written notice of revocation or a duly executed proxy bearing a later date with the Corporate Secretary of Tompkins Financial prior to the Meeting, or by attending the Meeting and filing a written notice of revocation with the Corporate Secretary at the Meeting prior to the vote and voting in person.

By Order of the Board of Directors,

/s/ James J. Byrnes	/s/ Linda M. Carlton
James J. Byrnes	Linda M. Carlton
Chairman	Asst. Vice President & Corporate Secretary

P.O. BOX 460, ITHACA, NEW YORK 14851 (607) 273-3210

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD MAY 10, 2010
The proxy statement and annual report to security holders are available under the “SEC Filings” tab at www.tompkinsfinancial.com.

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PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 10, 2010

This proxy statement together with the form of proxy is being mailed to stockholders on or about April 9, 2010 in connection with the solicitation by the Board of Directors of Tompkins Financial Corporation (“Tompkins Financial” or the “Company”) of proxies to be used at the annual meeting of stockholders (the “Meeting”) of the Company to be held at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, New York on Monday, May 10, 2010 at 5:30 p.m., and any adjournment thereof.

Voting

Only stockholders of record at the close of business on March 12, 2010 will be entitled to vote. On March 12, 2010, there were 10,791,885 shares of common stock of the Company, par value $0.10 per share (the “Common Stock”), outstanding and eligible to vote. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Meeting.

Stockholders whose shares are registered in their own names may vote by mailing a completed proxy, via the Internet or by telephone or by voting in person at the Meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed form of proxy. To vote by mailing a proxy, sign and return the enclosed form of proxy in the enclosed pre-addressed postage-paid envelope. Shares of Common Stock covered by a proxy that is properly executed and returned will be voted and, if the stockholder who executes such proxy specifies therein how such shares shall be voted on such proposals, the shares will be voted as so specified. Executed proxies with no instructions will be voted “FOR” each proposal for which no instruction is given. Other than the election of directors and the proposal for ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2010, the Board is not aware of any other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments thereof, the Board of Directors intends that the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on any such matters in accordance with the judgment of the person or persons acting under the proxy.

The presence of a stockholder at the Meeting will not automatically revoke a proxy previously delivered by that stockholder. A stockholder may, however, revoke his or her proxy at any time prior to its exercise by: (1) delivering to the Corporate Secretary a written notice of revocation prior to the Meeting, (2) delivering to the Corporate Secretary a duly executed proxy bearing a later date, or (3) attending the Meeting and filing a written notice of revocation with the Corporate Secretary at the Meeting prior to the vote and voting in person.

The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting and, in the event there are not sufficient votes on any matter, the Meeting may be adjourned.

Vote Required and Board Recommendations

Proposal No. 1	Vote Required	Board of Directors Recommendation
Election of Directors	A plurality of votes cast by holders of shares of Common Stock entitled to vote thereon	“FOR” all director nominees

Proposal No. 2	Vote Required	Board of Directors Recommendation
Ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2010.	An affirmative vote of a majority of all votes cast by the holders of Common Stock entitled to vote thereon	“FOR” the ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2010.

Abstentions and Broker Non-votes

Abstentions, in person or by proxy, and broker non-votes will each be counted for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that matter and has not received instructions from the beneficial owner. Effective January 1, 2010, brokers are no longer permitted to vote on the election of directors without instructions from their customers. Broker non-votes and abstentions will have no effect on either proposal on the agenda, since they are not counted as votes cast at the meeting.

Solicitation of Proxies

The total cost of solicitation of proxies in connection with the Meeting will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies for the Meeting personally or by telephone or electronic communication without additional remuneration. The Company will also provide brokers and other record owners holding shares in their names or in the names of nominees, in either case which are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information, as of March 12, 2010, with respect to the beneficial ownership of the Company’s Common Stock by: (1) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock; (2) each director and nominee; (3) each executive officer named in the Summary Compensation Table; and (4) all executive officers and directors as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the outstanding shares of Common Stock beneficially owned.

	Common Stock Ownership
Names	Number of Shares Beneficially Owned or Held in Deferred Trust		Percent of Outstanding Shares(1)
Directors, Nominees and Executive Officers
Russell K. Achzet+,+++	69,075	(2)	**
John E. Alexander+,++	32,459	(3)	**
Paul J. Battaglia++	2,898	(4)	**
James J. Byrnes+,++	47,536		**
Daniel J. Fessenden+,++	750	(5)	**
Francis M. Fetsko*	39,444	(6)	**
James W. Fulmer*,+,++	114,338	(7)	1.06
Reeder D. Gates+,++	130,019	(8)	1.16
James R. Hardie+,++	72,958	(9)	**
Elizabeth W. Harrison+,+++	2,135	(10)	**
Gregory J. Hartz*	16,129	(11)	**
Carl E. Haynes+,++	4,422	(12)	**
Susan A. Henry++	0		**
Patricia A. Johnson+,++	2,328	(13)	**
Gerald J. Klein, Jr.*	33,360	(14)	**
Sandra A. Parker++	200		**
Hunter R. Rawlings, III+,+++	6,174	(15)	**
Thomas R. Rochon+,++	905	(16)	**
Stephen S. Romaine*,+,++	44,138	(17)	**
Thomas R. Salm+,++	11,020	(18)	**
Michael H. Spain+,++	472,518	(19)	4.36
William D. Spain, Jr.+,++	468,101	(20)	4.32
Craig Yunker+,++	15,512	(21)	**

All directors and executive officers as a group (28 persons)	1,284,646		11.70

Investment Services Division of Tompkins Trust Company in the fiduciary capacity indicated:
Executor, Trustee or Co-Trustee	850,526	(22)	7.88
Agent or Custodian	782,967	(22)	7.26

Tompkins Trust Company in the fiduciary capacity indicated:
Trustee for the Tompkins Financial Employee Stock Ownership and Investment & Stock Ownership Plans	679,788	(23)	6.30

*	Named Executive Officer
+	Currently a Director of the Company
++	Director Nominee
+++	Has chosen not to stand for re-election. Term will expire effective May 10, 2010.
**	Less than 1 percent

(1)
The number of shares beneficially owned by each person or group as of March 12, 2010, includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 12, 2010, including, but not limited to, upon the exercise of options. References to options in these footnotes include only options to purchase shares that were exercisable on or within 60 days after March 12, 2010. For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 10,791,885 shares of Common Stock outstanding on March 12, 2010 plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 12, 2010. The percentages listed in this column do not include shares acquired pursuant to the Company’s Amended and Restated Retainer Plan for Eligible Directors of Tompkins Financial Corporation and its wholly-owned subsidiaries (the “Retainer Plan”) and held in a deferred trust account (the “Rabbi Trust”); directors have no voting or investment power with respect to such shares. For a more detailed discussion of the Retainer Plan, refer to “Timing and Manner of Payment of Company Board Compensation,” page 13.

(2)	Shares are owned by the Russell K. Achzet Revocable Trust.

(3)
Includes 438 shares owned by Mr. Alexander’s spouse and 6,330 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(4)	Shares are owned by Mr. Battaglia’s spouse.

(5)	Includes 445 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(6)
Includes 3,500 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans and 33,931 shares that Mr. Fetsko may acquire by exercise of options exercisable at March 12, 2010 or 60 days thereafter.

(7)
Includes 12,341 shares held in the Company’s Employee Stock Ownership Plan, 28,153 shares owned by Mr. Fulmer’s spouse, 436 shares held by Mr. Fulmer as Custodian for his son under the Uniform Transfers to Minors Act, and 21,352 shares that Mr. Fulmer may acquire by exercise of options exercisable at March 12, 2010 or 60 days thereafter.

(8)
Includes 3,201 shares owned by Mr. Gates’ spouse and 5,021 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(9)
Includes 593 shares held in the Company’s Employee Stock Ownership Plan and 1,365 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(10)	Includes 1,789 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(11)
Includes 2,539 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans, 41 shares owned by Mr. Hartz’s son, 14 shares held by each of two daughters, and 12,755 shares that Mr. Hartz may acquire by exercise of options exercisable at March 12, 2010 or 60 days thereafter.

(12)	Includes 3,494 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(13)	Includes 2,227 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(14)
Includes 1,899 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans and 28,013 shares that Mr. Klein may acquire by exercise of options exercisable at March 12, 2010 or 60 days thereafter.

(15)	Includes 5,048 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(16)
Includes 228 shares owned by Mr. Rochon’s spouse as Custodian for their son and 677 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(17)
Includes 3,710 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans and 40,311 shares that Mr. Romaine may acquire by exercise of options exercisable at March 12, 2010 or 60 days thereafter.

(18)
Includes 1,193 shares owned by Mr. Salm’s spouse and 5,991 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(19)
Includes 420,707 shares of Common Stock held by W. D. Spain & Sons Limited Partnership, of which Mr. Michael Spain is a General Partner and shares voting and investment control. Mr. Spain disclaims beneficial ownership of all shares of Common Stock owned by W. D. Spain & Sons Limited Partnership, except to the extent of 84,140 shares which represent his indirect pecuniary interest, through his ownership of 20% of W. D. Spain & Sons Limited Partnership. Mr. Spain’s ownership figure includes 2,438 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(20)
Includes 420,707 shares of Common Stock held by W. D. Spain & Sons Limited Partnership, of which Mr. William Spain, Jr. is a General Partner and shares voting and investment control. Mr. Spain disclaims beneficial ownership of all shares of Common Stock owned by W. D. Spain & Sons Limited Partnership, except to the extent of 84,140 shares which represent his indirect pecuniary interest, through his ownership of 20% of W. D. Spain & Sons Limited Partnership. Mr. Spain’s ownership figure includes 2,208 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(21)	Includes 3,517 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(22)
As of March 12, 2010, Tompkins Investment Services, a division of the Tompkins Trust Company, which is a wholly-owned subsidiary of the Company (the “Trust Company”), held 1,633,493 shares of Common Stock of the Company, representing 15.14% of the outstanding shares of Common Stock. Of such shares, 850,526 shares, or 7.88% of the outstanding shares, are held in a fiduciary capacity as executor, trustee or co-trustee. Where the Trust Company is sole executor or trustee, such shares, generally, will be voted only if the legal instrument provides for voting the stock at the direction of the donor or a beneficiary and such direction is in fact received. When acting in a co-fiduciary capacity, such shares will be voted by the co-fiduciary or fiduciaries in the same manner as if the co-fiduciary or fiduciaries were the sole fiduciary. In addition, 782,967 shares are held as agent or custodian with the voting power retained by the owner. Such shares represent 7.26% of the Common Stock outstanding. Tompkins Trust Company’s address is P.O. Box 460, Ithaca, New York 14851.

(22)
The Trust Company is also trustee of 679,778 shares identified in the above table, or 6.30% of the outstanding shares that are held and administered by Prudential Investment Management Services, LLC. Of which 535,393 shares, or 4.96% of the outstanding shares, are held by the Company’s Employee Stock Ownership Plan and 144,385 shares, or 1.34% of the outstanding shares, are held by the Company’s Investment & Stock Ownership Plan for which all shares have been allocated to participant accounts. Individual plan participants are entitled to vote these shares, and as a result these shares are not voted by the Trustee.

The shares of Common Stock held in deferred trust accounts for non-employee directors are voted by the Trust Company, as trustee of the Rabbi Trust.

As of December 31, 2009, other than as listed in the Common Stock Ownership table above, no person was known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, except as follows:

	Shares of
	Common Stock
	Beneficially	Percent of
Name and Address of Beneficial Owner	Owned	Class

BlackRock, Inc. [formerly Barclays Global Investors, NA](1) 40 East 52nd Street, New York, NY 10022	638,310	6.57%

(1)
This information is based on a Schedule 13G filed by BlackRock, Inc. [formerly Barclays Global Investors, NA] on January 29, 2010. BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Investment Management, LLC and BlackRock International Ltd. have sole voting power over all of the shares and sole dispositive power over all of the shares. These shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Annual Meeting of Stockholders held May 5, 2008, a proposal to amend the Company’s Certificate of Incorporation and By-Laws to declassify the Board of Directors was approved by the Company’s shareholders. This declassification was phased in over three years. As a result, all 17 directors elected at the Meeting will serve for a one-year term expiring at the 2011 Annual Meeting and, with respect to each director, until his or her successor is elected and qualified.

Fourteen of the director nominees – John E. Alexander, James J. Byrnes, Daniel J. Fessenden, James W. Fulmer, Reeder D. Gates, James R. Hardie, Carl E. Haynes, Patricia A. Johnson, Thomas R. Rochon, Stephen S. Romaine, Thomas R. Salm, Michael H. Spain, William D. Spain and Craig Yunker - are currently serving as directors. Their terms expire in 2010, and each is standing for re-election at the Meeting. Paul J. Battaglia, Susan A. Henry and Sandra A. Parker were identified and nominated by the Nominating and Corporate Governance Committee for election at the Annual Meeting of Stockholders. The seventeen nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Meeting will be elected to the Board.

The persons named in the proxy to represent stockholders at the Meeting are Francis M. Fetsko and Linda M. Carlton. The proxies will vote as directed and, in the absence of instructions, will vote the shares represented by the proxies in favor of the election of nominees named below. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for the nominee, if any, who may be designated by the Board of Directors, upon recommendation of the Company’s Nominating and Corporate Governance Committee, to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

The Board recommends a vote “FOR” the election of each of the director nominees.

The following table sets forth each director nominee and each continuing director and includes such person’s name, age, the year he or she first became a director and whether he or she has been determined to be an independent director, as that term is defined in the listing standards of the NYSE Amex Company Guide. Biographies of the director nominees and the directors continuing in office follow the table. Unless otherwise indicated, all directors have been employed in their current positions for at least five years.

Name	Age	Year First Elected Director		Term to Expire	Independent(1)
Board Nominees for Terms to Expire in 2011:
John E. Alexander	57	1993	(2)	2011	Yes
Paul J. Battaglia	58	—		2011	Yes
James J. Byrnes	67	1989	(2)	2011	Yes
Daniel J. Fessenden	44	2009		2011	Yes
James W. Fulmer	58	2000		2011	No
Reeder D. Gates	63	1985	(2)	2011	Yes
James R. Hardie	67	2001		2011	No
Carl E. Haynes	63	1996	(2)	2011	Yes
Susan A. Henry	63	—		2011	Yes
Patricia A. Johnson	54	2006		2011	Yes
Sandra A. Parker	61	—		2011	Yes
Thomas R. Rochon	57	2009		2011	Yes
Stephen S. Romaine	45	2007		2011	No
Thomas R. Salm	69	1981	(2)	2011	Yes
Michael H. Spain	52	2000		2011	No
William D. Spain, Jr.	58	2000		2011	No
Craig Yunker	59	2000		2011	Yes

(1)	Independence has been determined in accordance with Section 803A of the listing standards of NYSE Amex Guide.

(2)	Served as director of Tompkins Trust Company, prior to the formation of the Company.

Director Qualifications, including Director Nominees

The following paragraphs provide information as of the date of this proxy statement regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director. The information presented includes information each director has given us about positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years.

John E. Alexander has served as a director of the Company since 1995 and as a director of Tompkins Trust Company since 1993. Mr. Alexander was a principal stockholder and served as President and Chief Executive Officer of The CBORD Group, Inc., a computer software company which Mr. Alexander founded in 1975, until July 1, 2004. Mr. Alexander served as Chairman of the Board through February 2008. Prior to CBORD, Alexander was a Vice President in the Money Market Division of Bankers Trust Company. He currently serves on the board of the United Way of Tompkins County and the Food Bank of the Southern Tier, as well as serving as a Trustee Emeritus of Cornell University. We believe Mr. Alexander’s qualifications to sit on our Board of Directors include his executive leadership and management experience, as well as the financial expertise he has brought to bear during nearly two decades of board service with our organization. Mr. Alexander has a long track record of community involvement in the Ithaca area, including the aforementioned service on the board of the United Way of Tompkins County and as Trustee Emeritus of Cornell University.

Paul J. Battaglia is a Managing Director of Freed Maxick & Battaglia, P.C., a public accounting firm headquartered in Western New York. As a managing director, Mr. Battaglia consults on various transactions, including mergers and acquisitions, design and implementation of financing plans, estate planning and business succession planning. Among his other professional qualifications, he is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Battaglia currently serves as a Commissioner of the Rochester Genesee Regional Transportation Authority. Mr. Battaglia is active in many community and non-profit organizations, and he has served on the boards of directors of United Memorial Medical Center, Catholic Health System, and the Genesee County Chamber of Commerce, among others. We believe Mr. Battaglia’s qualifications to sit on our Board of Directors include his thirty-six years’ experience with public and financial accounting matters for complex financial organizations. He has acquired a deep understanding of the Western New York business environment during his years of working with commercial clients in the region. We note that Mr. Battaglia has demonstrated significant involvement with local civic organizations through his years of service on the above-referenced boards of directors.

James J. Byrnes served as the Company’s Chief Executive Officer from its formation in 1995 until his retirement on December 31, 2006, and has served as the Chairman of the Board of Directors of the Company since its formation in 1995. He served as President of Tompkins Trust Company beginning in 1989 through 2002 and again in 2006. Mr. Byrnes currently serves as Chairman of the Board of Directors of Tompkins Financial Corporation. He also serves as Chairman of the board of directors of Tompkins Trust Company, and as a director of Mahopac National Bank and AM&M. He also serves as Chairman of the board of New York Business Development Corporation. Prior to 1989, Mr. Byrnes was an officer with other banking companies. We believe Mr. Byrnes’ qualifications to sit on our Board of Directors include his management experience of more than forty five years in the banking industry, including aspects of domestic and international banking, his seventeen years as a successful CEO of our own company, leadership with many civic organizations in our market area, and his leadership as chair and director of state banking associations and NY Business Development Corporation.

Daniel J. Fessenden was elected as a director of Tompkins Trust Company effective January 1, 2009. Mr. Fessenden served as a member of the New York State Assembly from 1993 to 1999. He currently serves as the Executive Director of the Fred L. Emerson Foundation, a fourth generation family foundation located in Auburn, New York. From 2004 to 2006 he served as the founding Executive Director of the Cornell & Food Technology Park, Geneva, New York. Prior to 2004, Mr. Fessenden served as a key member of the government relations team for the Carrier Corporation, Syracuse, New York. We believe Mr. Fessenden’s qualifications to sit on our Board of Directors include his extensive experience in government and public service, his active engagement with civic organizations, and his deep connections to the Central New York business community.

James W. Fulmer served as President and a director of the Company since 2000. Pursuant to the Succession Plan, Mr. Fulmer was appointed Vice Chairman of the Company effective January 1, 2007. He also serves as a director of The Bank of Castile, a wholly-owned subsidiary of the Company, and has served in such capacity since 1988 and its Chairman since 1992. Mr. Fulmer also serves as the President and Chief Executive Officer of The Bank of Castile. Mr. Fulmer serves as a director of Mahopac National Bank, and has served in such capacity since 1999, as Chairman of Tompkins Insurance Agencies since January 1, 2001, and as Chairman of AM&M Financial Services, Inc. since February 2006. He served as the President and Chief Executive Officer of Letchworth Independent Bancshares Corporation from 1991 until its merger with the Company in 1999. In 2006, he was appointed to serve as a member of the board of directors of the Federal Home Loan Bank of New York, effective January 2007. He also actively serves as a member of the board of directors of Erie and Niagara Insurance Association, the United Memorial Medical Center, the Cherry Valley Cooperative Insurance Company, Genesee County Economic Development Center and WXXI Public Broadcasting Council. We believe Mr. Fulmer’s qualifications to sit on our Board of Directors include his thirty seven years of experience in the banking industry, including service as our Vice Chairman and as President and Chief Executive Officer of the Bank of Castile. Mr. Fulmer is also actively involved with the prominent Western New York community organizations described above.

Reeder D. Gates has served as a director of the Company since 1995 and as a director of Tompkins Trust Company since 1985. Prior to his retirement in 2005, Mr. Gates was the President of R. D. Gates, Ltd., a company engaged in owning and operating community pharmacies, since January 1972. We believe Mr. Gates’ qualifications to sit on our Board of Directors include his deep understanding of our people and our products that he has acquired over his twenty five years of service on the board of Tompkins Trust Company, as well as his executive experience founding and leading his company.

James R. Hardie has served as a director of the Company since 2001. Mr. Hardie has been Vice Chairman of the board of directors of Tompkins Insurance Agencies, a wholly-owned subsidiary of the Company, since August 1, 2002. He was President of Austin, Hardie, Wise Agency, Inc. from 1974 until January 1, 2001, when he became President, Chief Executive Officer and a director of Tompkins Insurance Agencies. Effective January 1, 2003, Mr. Hardie’s role as President and Chief Executive Officer was assumed by David S. Boyce; although Mr. Hardie no longer serves as the President and Chief Executive Officer of Tompkins Insurance Agencies, he continues to be employed by Tompkins Insurance Agencies as a producer. Mr. Hardie is the managing member of Bennington Farms, LLC, a property leasing company. We believe Mr. Hardie’s qualifications to sit on our Board of Directors include his forty years of management experience in the insurance industry, including thirty years of chief executive officer experience, as well as his prior experience as a bank director before joining the Tompkins organization. In addition, Mr. Hardie has served in various capacities with numerous civic organizations throughout his career.

Carl E. Haynes served as a director of the Company from 1996 until 2000 and was re-appointed on February 20, 2007. He has served as a director of Tompkins Trust Company since 1996. Dr. Haynes has been President of Tompkins Cortland Community College since 1995, and he served as Chairman of the board of directors of Cayuga Medical Center until May 2007. He also serves on the board of directors of the TC-3 Foundation, Therm, Inc., CNY Regional Alliance, Cortland Business Network, Cortland County Business Development Corporation, Cayuga-Cortland Workforce Investment Board, Tompkins County Area Development Corporation, Tompkins County Zone Advisory Board, Tompkins County Workforce Development, Association of Presidents of Public Community Colleges, Community Colleges for International Development, and International Advisory Board for The Chair Academy. We believe Mr. Haynes’ qualifications to sit on our Board of Directors include his nearly fifteen years of service as a bank director, as well as his executive experience leading a large, non-profit educational organization. Mr. Haynes has demonstrated civic leadership through service on the boards of many local charitable and business-related organizations.

Susan A. Henry is the Ronald P. Lynch Dean, College of Agriculture and Life Sciences, Cornell University, where she is also a professor in the Department of Molecular Biology and Genetics. Prior to her appointment at Cornell, Ms. Henry was dean of science of the Mellon College of Science at Carnegie Mellon University. Ms. Henry is a member of the Board of Directors of Seneca Foods Corporation, where she serves on the Compensation and Nominating Committee, and she is also a member of the Board of Directors of Agrium, Inc., where she serves on the Human Resources and Compensation Committee, and as Chair of the Environmental Health and Safety Committee. We believe Ms. Henry’s qualifications to sit on our Board of Directors include her extensive experience in the management and administration of a large non-profit organization, coupled with her experience serving on the boards of other publicly-traded companies.

Patricia A. Johnson has served as a director of the Company since 2006, and she currently serves as a director of Tompkins Trust Company and has served in such capacity since 2002. Ms Johnson began with Cornell University as the Assistant Treasurer in 1995 and has been Treasurer since March 1999. In 2007, Ms. Johnson was appointed Associate Vice President & Treasurer. Ms. Johnson currently serves as Treasurer of the Cornell Research Foundation and the Cornell Club of New York and as Chair of Planned Parenthood of the Southern Finger Lakes. She was also a member of the NACUBO Accounting Principles Council, and is currently a member of the Association for Financial Professionals. We believe Ms. Johnson’s qualifications to sit on our Board of Directors include her accounting expertise and her ability understand and evaluate the Company’s complex financial operations, based in part on her prior work in the banking industry. Ms. Johnson has demonstrated civic leadership through service on the boards of many local charitable organizations.

Sandra A. Parker is the President and Chief Executive Officer of the Rochester Business Alliance, where she has served in various capacities since 2003. Previously, Ms. Parker was the President and Chief Executive Officer of the Industrial Management Council (Rochester, New York). Ms. Parker serves on numerous local boards of directors, including the Center for Governmental Research and the Rochester Institute of Technology, among others. Her extensive involvement with local civic organizations includes service on the boards of directors of the Rochester Area Community Foundation and the YMCA of Greater Rochester. We believe Ms. Parker’s qualifications to sit on our Board of Directors include her extensive executive experiences, particularly in human resource management, coupled with her strong connections to the business community of Western New York and her involvement with the civic organizations noted above.

Thomas R. Rochon was elected as a director of Tompkins Trust Company effective January 1, 2009. In July, 2008, Dr. Rochon was appointed President of Ithaca College. Prior to his appointment, he served from 2003 to July, 2008 as the Executive Vice President and Chief Academic Officer for the University of St. Thomas in Minnesota. Dr. Rochon also served as a Professor in St. Thomas’s Political Science Department. From 2002 to 2003, he was the Executive Director of the Graduate Record Examinations program at the Educational Testing Service (ETS). We believe Dr. Rochon’s qualifications to sit on our Board of Directors include his many years of management experience, including as the President of Ithaca College, as well as an understanding of the challenges faced by an organization which operates in a heavily regulated sector. Dr. Rochon is also actively involved with several local charitable organizations.

Stephen S. Romaine was appointed to serve as a director of the Company on January 1, 2007. Pursuant to the management succession plan adopted by the Company’s Board of Directors (the “Succession Plan”), Mr. Romaine was appointed President and Chief Executive Officer of the Company effective January 1, 2007. He had served as President and Chief Executive Officer of Mahopac National Bank from January 1, 2003 through December 31, 2006. Prior to this appointment, Mr. Romaine was Executive Vice President, Chief Financial Officer of Mahopac National Bank. Mr. Romaine currently serves on the boards of the New York Bankers Association and the Independent Bankers Association. We believe Mr. Romaine’s qualifications to sit on our Board of Directors include his 24 years as an executive in the financial services industry, including his current position as President and Chief Executive Officer of the Company. Mr. Romaine also serves on the board of the New York Bankers Association and a variety of civic organizations.

Thomas R. Salm has served as a director of the Company since 1995 and as a director of Tompkins Trust Company since 1981. Mr. Salm has served as Vice Chairman of the Company and Tompkins Trust Company since May 2006. Prior to his retirement on August 31, 2002, Mr. Salm served as Vice President for Business and Administrative Affairs at Ithaca College, Ithaca, New York for 26 years. We believe Mr. Salm’s qualifications to sit on our Board of Directors include his 30 years of senior administrative experience, which included oversight of such areas as information technology, physical plant, human resources, compensation, budget, construction, insurance and auxiliaries. In addition he has demonstrated civic leadership through board service with several community organizations in our market area, and he brings a wealth of institutional experience acquired during his twenty eight years of service on banking boards within the Tompkins organization.

Michael H. Spain has served as a director of the Company since 2000. Mr. Spain also serves as a director of Mahopac National Bank and has served in such capacity since 1992. Mr. Spain also owns and serves as the President of the Spain Agency, an insurance agency located in Mahopac, New York. Mr. Spain is also a General Partner in W. D. Spain & Sons, LLP, a family limited partnership that owns Common Stock of the Company; President of Sleeping Indian, LLC, and Trail Property, Inc, real estate holding companies; and President of Wind River, LLC and Indian Paintbrush, LLC, companies engaged in real estate development, and President of Risk Mitigation Advisors, LLC, a company engaged in loss control risk management. We believe Mr. Spain’s qualifications to sit on our Board of Directors include his extensive executive experience in the financial services industry, along with nearly twenty years of service as a bank director. Mr. Spain currently serves on the Westchester/Putnam United Way capital funding board and he has demonstrated civic leadership through service on the boards of many charitable organizations in the Hudson Valley.

William D. Spain, Jr. has served as a director of the Company since 2000. He also serves as a director of Mahopac National Bank and has served in such capacity since 1991, and as Chairman of the Board of Directors of Mahopac National Bank since 2000. He has been the Managing Partner of Spain & Spain, PC, a law firm in Mahopac, New York, since 1983. Mr. Spain is also a General Partner in W. D. Spain & Sons, LLP, a family limited partnership that owns Common Stock of the Company. We believe Mr. Spain’s qualifications to sit on our Board of Directors include his strong connections to the business community in and around the Hudson Valley, coupled with his nearly twenty years of service as a bank director. We also note Mr. Spain’s involvement, through board service and in other capacities, with civic organizations in the Hudson Valley.

Craig Yunker has served as a director of the Company since 2000 and as a director of The Bank of Castile since 1991. He is the Managing Member of CY Farms, LLC, CY Properties, LLC, CY Heifer Farm, LLC, and Batavia Turf, LLC, companies engaged in farming. Since 2001, he has served as a Trustee of Cornell University. We believe Mr. Yunker’s qualifications to sit on our Board of Directors include his extensive executive experience, particularly in the agribusiness sector, and his corporate strategy acumen, along with nearly twenty years of service as a bank director. Mr. Yunker is closely involved with the Western and Central New York business community, and he currently serves in leadership roles on both state and national agricultural organizations, including New York State Agricultural Society, the Association of Agricultural Production Executives, and the Farm Foundation Roundtable.

The names and ages of the Company’s executive officers, including the Named Executive Officers identified in the Summary Compensation Table in this proxy statement, their positions and offices held with the Company, their term of office and experience is set forth in Part I of the Company’s Annual Report on Form 10-K for the Company’s 2009 fiscal year, a copy of which is enclosed with this proxy statement.

Matters Relating To The Board Of Directors

Board of Directors Meetings and Committees; Annual Meeting Attendance

During fiscal 2009, the Board of Directors held four regular meetings, and as a matter of Company practice John E. Alexander, Daniel J. Fessenden, Reeder D. Gates, Elizabeth W. Harrison, Carl E. Haynes, Patricia A. Johnson, Hunter R. Rawlings III, Thomas R. Rochon, Thomas R. Salm, and Craig Yunker, (the “Independent Directors”) met in Executive Session at the end of each regular meeting. Thus, during 2009, the Independent Directors held four meetings (Directors Daniel J. Fessenden and Thomas R. Rochon, elected May 11, 2009, attended two of the four meetings). During this period, all of the directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served.

The Annual Meeting of Stockholders for fiscal 2008 was held on May 11, 2009 and, with the exception of Russell K. Achzet, John E. Alexander and Hunter R. Rawlings, III, all of the Company’s directors were in attendance.

The Board currently maintains and appoints the members of the following four standing committees: Executive/Compensation/Personnel Committee, Audit/Examining Committee, Nominating and Corporate Governance Committee and the Pension Investment Review Committee.

Committee Membership

Director	Executive/Compensation/ Personnel	Audit/Examining	Nominating/Corporate Governance	Pension Investment Review
John E. Alexander	—	Chair	—	—
James J. Byrnes	—	—	—	Chair
Daniel J. Fessenden	—	X	—	—
Reeder D. Gates	X	—	X	—
Elizabeth W. Harrison	X	—	X	—
Carl E. Haynes	X	—	—	X
Patricia A. Johnson	—	X	—	—
Hunter R. Rawlings, III	—	—	—	X
Thomas R. Rochon	—	—	X	—
Thomas R. Salm	Chair	—	Chair	—
Craig Yunker	X	Alternate	—	—

The Board of Directors has adopted a written charter for the Executive/Compensation/Personnel Committee. A copy of the Executive/Compensation/Personnel Committee’s charter is posted in the “Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The committee met four times during fiscal 2009. Among its duties and responsibilities, the Committee assesses executive performance and reviews, determines and recommends salaries and other matters relating to executive compensation, including the compensation of the Company’s Chief Executive Officer. It also administers the Company’s stock option plans, including reviewing and granting stock options to executive officers and other employees. The committee also reviews and approves various other Company compensation policies and matters, senior management planning, and is responsible for ensuring that the Company’s executive officers are compensated effectively and in a manner consistent with the Company’s objectives. Each of the members of this committee is an “independent director” as defined in Section 803A of the NYSE Amex Company Guide.

The Board of Directors has adopted a written charter for the Audit/Examining Committee. A copy of the Audit/Examining Committee’s charter is posted in the “Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Audit/Examining Committee met nine times during fiscal 2009. This committee assists the Board in its general oversight of the Company’s accounting and financial reporting, internal controls and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors. The responsibilities and activities of the Audit/Examining Committee are described in greater detail in the “Report of the Audit/Examining Committee of the Board of Directors” included in this proxy statement. The Board of Directors has determined that John E. Alexander, Patricia A. Johnson and Daniel J. Fessenden each qualify as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K and that each of the members of the Audit/Examining Committee satisfies the independence standards of Section 803A of the NYSE Amex Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee’s charter is posted in the “Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Nominating and Corporate Governance Committee met three times during the 2009 fiscal year. This committee is responsible for assisting the Board in developing corporate governance policies and practices that comply with applicable laws and regulations, including NYSE Amex listing and corporate governance requirements and the corporate governance requirements of the Sarbanes-Oxley Act of 2002.

The Company’s Nominating and Corporate Governance Committee (the “Committee”) is responsible for identifying, evaluating and recommending qualified candidates for election to the Board of Directors. The Committee will also evaluate candidates who are identified by shareholders, by other members of the Board of Directors, and occasionally by members of the Company’s Senior Leadership Team. To be considered, each candidate must possess the following minimum qualifications and attributes: highest personal values, judgment and integrity; an ability to understand the regulatory and policy environment in which the Company conducts its business; a demonstrated, significant engagement in one of the market areas served by the Company, based on one or more of the following within such market area - professional/business relationships, residence, and involvement with civic, cultural or charitable organizations; and experience which demonstrates an ability to deal with the key business, financial and management challenges that face financial service companies. The Committee believes that such connections with one of the Company’s local communities fosters ties between the Company and that community, and also allows the director to better understand the banking and financial services needs of its local stakeholders.

In identifying potential nominees, the Committee also considers whether a particular candidate adds to the overall diversity of the Board. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should comprise an array of experience, knowledge and abilities to allow the Board to most effectively carry out its responsibilities. Although the Committee does take diversity into account when evaluating a particular candidate, it is only one of several criteria used during the Committee’s assessment process, and the Committee has not formalized its diversity practices into a written policy.

While individual experiences and qualifications serve as a baseline for consideration by the Committee, the Committee recognizes that the Board of Directors governs as a whole, and not as a collection of individuals. The effectiveness of the Board is not a function of the individual attributes of its members; rather, it depends on the overall chemistry of the Board. Therefore, the Committee assesses whether a particular candidate will be able to function within this broader context by evaluating his or her: ability to understand, and willingness to engage, the issues presented to the Board; to exercise prudence and judgment, but also decisiveness; and to effectively communicate his or her ideas to the other members of the Board. In the case of incumbent directors, these assessments are made based on past experience with a particular director and, in the case of first-time nominees, these issues are explored during the interview and vetting process described below.

Once the Committee has determined its interest in a potential nominee, it begins discussions with him or her as to his or her willingness to serve on the Board and one of the Company’s subsidiary boards and, for first-time nominees, an interview will be conducted. If the nominee is an incumbent director, the Committee will consider prior Board performance and contributions as described above; in the case of a first-time nominee, the Committee will evaluate its discussions with the candidate, and the Committee may also seek to verify its preliminary assessment of the candidate by discussing his or her particular attributes with other appropriate parties who have had prior professional experiences with him or her. At the conclusion of this process, the Committee will recommend qualified candidates that best meet the Company’s needs to the full Board which then selects candidates to be nominated for election at the next annual meeting of stockholders. The Committee uses the same process for evaluating all candidates, whether recommended by stockholders, directors or management.

The Pension Investment Review Committee met two times during fiscal 2009. This committee is responsible for reviewing the assets held in the Tompkins Financial Corporation Retirement Plan.

Director Compensation

It is the general policy of the Board that employee directors are not paid for their service on the Company’s Board of Directors beyond their regular employee compensation.

2009 Director Compensation(1)

Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation		Total

	($)	($)		($)	($)	($)		($)
Achzet	27,000	—				42,000	(5)	69,000
Alexander	—	32,700						32,700
Byrnes	50,000	—				1,597	(6)	51,597
Fessenden	5,681	17,905						23,586
Gates	—	—			34,275			34,275
Hardie	13,000	—				20,800	(7)	33,800
Harrison	25,300	—						25,300
Haynes	13,620	16,580						30,200
Johnson	28,825	—						28,825
Rawlings	—	27,000						27,000
Rochon	—	21,336						21,336
Salm	35,000	—						35,000
Shay	2,750	4,815						7,565 (8)
Spain, M.	17,000	13,000						30,000
Spain, Wm.	30,000	—						30,000
Yunker	—	25,500						25,500

(1)	Amounts disclosed for certain directors include cash compensation for service on subsidiary boards. For a more detailed discussion of such fees, see “Subsidiary Board Service,” below.

(2)	Includes payment in cash for service on subsidiary boards.

(3)
The stock award disclosed here was earned by the director and deferred under the Company’s Amended and Restated Plan for Eligible Directors of Tompkins Financial Corporation and wholly-owned subsidiaries (the “Retainer Plan”). The stock awards under the Retainer Plan are discussed in more detail below under the heading “Timing and Manner of Payment”. The aggregate number of stock awards outstanding at fiscal year end was 49,241 shares. Dividends paid on the stock are reinvested pursuant to the Company’s Dividend Reinvestment and Stock Purchase and Sale Plan.

(4)	All amounts disclosed in this column reflect nonqualified deferred compensation earnings paid into the Tompkins Trust Company Deferred Compensation Plan.

(5)	Represents consulting fees paid in connection with the sale of AM&M as discussed in further detail in “Transactions with Related Persons,” page 28.

(6)	Represents personal use of company-owned vehicle.

(7)	Represents compensation for service as a producer for Tompkins Insurance Agencies.

(8)	Director Shay chose not to stand for re-election in 2009. His term expired effective May 11, 2009.

Director Compensation

The Company’s non-employee Directors were compensated for service on the Company’s Board of Directors as follows. An annual $9,000 retainer payable in quarterly installments of $2,250 each was paid at the beginning of each quarter to the Company’s non-employee directors. In addition, non-employee directors received $1,000 for each of the four regularly-scheduled Board meetings the director attended, as well as $400 for each Executive/Compensation/Personnel, Nominating and Corporate Governance and Pension Investment Review committee meeting attended; and $700 for each Audit/Examining Committee meeting attended. The Chair of the Audit/Examining Committee received an additional $4,000 annual fee paid in quarterly installments of $1,000. All non-employee Director’s fees paid for service on the Company’s Board of Directors are paid in cash or, if a valid election was made by the Directory prior to January 1, 2009, such director’s fees were paid pursuant to the Retainer Plan, as described below under “Timing and Manner of Payment.” In addition to these fees, directors are eligible to receive options granted pursuant to the Company’s 2009 Equity Plan, though none were issued to directors during fiscal 2009.

Notwithstanding any of the foregoing, the annual retainer paid in lieu of any meeting and/or committee fees or stipends to the individual serving in the office of Vice Chair of the Tompkins Financial Corporation and Tompkins Trust Company Board of Directors was $35,000 paid in quarterly installments of $8,750. The Vice Chair’s fee was paid in cash.

Notwithstanding any of the foregoing, the annual retainer paid in lieu of any meeting and/or committee fees or stipends to the individual serving in the office of Chairman of the Tompkins Financial Corporation and Tompkins Trust Company Board of Directors was $50,000 paid in quarterly installments of $12,500. The Chairman’s fee was paid in cash..

Subsidiary Board Service Compensation

Any non-employee member of the Company’s Board of Directors who also sat on the board of Mahopac National Bank received an additional annual fee of $17,000 paid in quarterly installments of $4,250 for service on the Mahopac National Bank’s Board of Directors. Any non-employee member of the Company’s Board of Directors who also sat on the board of AM&M Financial Services, Inc. received an additional annual fee of $14,000 for service on AM&M Financial Services, Inc.’s Board of Directors.

Any non-employee member of the Company’s Board of Directors who also sat on the board of Tompkins Trust Company received an additional annual $13,200 Board Retainer Fee paid in quarterly installments of $3,300. Committee Fees (Trust and Credit) of $275 per meeting attended (plus $1,000 annual fee paid in quarterly installments of $250 at the beginning of each quarter to Committee Chair) were paid to non-employee Directors in 2009. The aforementioned fees were pro-rated as necessary for directors completing less than a full year of service. Each non-employee director’s fees were paid in cash, or if a valid election was made by the director prior to January 1, 2009, deferred pursuant to (i) the Retainer Plan or (ii) pursuant to a Deferred Compensation Agreement.

Any non-employee member of the Company’s Board of Directors who also sat on the board of The Bank of Castile received an additional annual $13,200 Board Retainer Fee, paid in quarterly installments of $3,300. Each non-employee director’s fees were paid in cash, or if a valid election was made by the director prior to January 1, 2009, deferred pursuant to the Retainer Plan.

The non-employee member of the Company’s Board of Directors who also sits on the board of Tompkins Insurance is not compensated for such service.

Timing and Manner of Payment of Company Board Compensation

All retainer and meeting fees were paid quarterly by the Company, either in cash or, if a timely election was made by the director, in Company stock pursuant to the Retainer Plan. Non-employee directors may also elect to receive compensation in deferred cash pursuant to a Deferred Compensation Agreement. If a valid election was made by the director prior to January 1, 2009, a non-employee director may select an age between 65 and 71 to begin receiving payment of compensation deferred pursuant to the Retainer Plan. If a director elects to receive deferred stock compensation under the Retainer Plan, his or her fees are transferred to a Rabbi Trust. The trustee acquires shares of the Company’s common stock pursuant to the Company’s Dividend Reinvestment and Stock Purchase and Sale Plan. A director has no rights in or to the shares of common stock held in the Rabbi Trust until distribution is made in accordance with the Retainer Plan. An aggregate of 3,031 shares of Common Stock was acquired by the Rabbi Trust under the Retainer Plan in 2009.

Corporate Governance Matters

Stockholder Communications with Directors

Stockholders may communicate with the Company’s Board of Directors by writing to the following address: Board of Directors, Tompkins Financial Corporation, P.O. Box 460, Ithaca, New York 14851. Both the Chairman and Vice Chair, each of whom is an independent director of the Company, will review all correspondence and, if either of them determines that a communication should be reviewed by the full Board of Directors, it will be presented to the Board for its review and consideration.

Policy Regarding Directors Attendance at Annual Meetings

The Company does not have a formal policy in place requiring the attendance of all directors at annual meetings of stockholders, although the Board strongly encourages such attendance.

Code of Ethics

The Board of Directors has adopted the Tompkins Financial Corporation Code of Ethics for the Chief Executive Officer and Senior Financial Officer which applies to the Company’s Chief Executive Officer and Chief Financial Officer. A copy of the Code of Ethics is available in the “Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Company will post amendments to or waivers from the Code of Ethics for Chief Executive Officer and Senior Financial Officer at this location on its website.

Board Leadership Structure

Presently, the roles of Chief Executive Officer and Chairman of the Board are separate, as the Board feels this offers advantages of including additional input and a range of prior experience within our leadership structure. However, no single leadership model is right for the Company at all times, and the Board does not have a policy that these roles will always be separate. The Board recognizes that other leadership models can be appropriate for the Company, given different circumstances.

Risk and Influence on Compensation Programs

The Company’s Executive/Compensation/Personnel Committee also considers risk and its influence on the Company’s compensation programs. The Committee reviews each compensation element individually and in aggregate to ensure the total compensation program provides a balanced perspective that ultimately aligns pay with performance while also ensuring incentive programs do not motivate inappropriate risk-taking. Since the bonuses are discretionary, the Committee believes it has the ability to reduce bonus amounts should it be determined that certain actions or practices by the executive officers are promoting unnecessary or excessive risk. Equity award levels and practices are set to foster shared interests between management and stockholders, but are not considered by the Committee to be at levels that would drive inappropriate behavior. In the Committee’s judgment, the compensation policies and practices of the Company do not give rise to material risks.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company has delegated to the Executive/Compensation/Personnel Committee (the “Committee”) the responsibility for determining and recommending to the full Board the compensation of the Company’s executive officers, including the Executive Officers identified in the Summary Compensation Table, (the “Named Executive Officers”).

The Company has exhibited strong recent financial performance relative to its industry. In recognition of Company financial performance and the contributions made by the Named Executive Officers in 2009 the following compensation actions were approved.

●
Merit Increases. Effective April 2009, the Company adopted a new common anniversary date merit review process. Most of the Company’s executives received salary rate increases at this time, including all of the Named Executive Officers.

●	Bonuses. In February 2009, bonus awards were paid to several executives of the Company, including all of the Named Executive Officers.

●
Long-Term Equity-Based Awards. In May 2009, the stockholders approved the new 2009 Tompkins Financial Corporation Equity Plan. In September 2009, a number of executives received long-term equity–based awards. Among that group were the Named Executive Officers who each received Stock-Settled Stock Appreciation Rights (SARs).

These decisions as well as the Committee’s process in making compensation recommendations are described below:

Compensation Philosophy and Objectives

A goal of the Committee is to offer executive compensation that is fair and reasonable, consistent with the Company’s size and the compensation practices of the financial services industry generally. Key objectives of the compensation package are to attract, develop, and retain high caliber executives who are capable of maximizing the Company’s performance for the benefit of its stockholders. The Board and the Committee maintain full discretion over the components and payment of compensation in order to preserve the flexibility necessary to ensure its ability to act in the Company’s best interests.

Compensation Committee and Process

Role of the Compensation Committee, Management, and Consultants

The Committee is responsible for general oversight of personnel policies for the Company and its subsidiaries including review and administration of: deferred compensation; retirement and supplemental executive retirement plans; long-term equity compensation; and executive compensation plans. The Committee makes determinations and recommends to the Board actions concerning the compensation of executive officers and Company compensation programs. Tasks outlined by the Compensation Committee Charter include but are not limited to the following: reviewing the competitiveness of the Company’s compensation programs; reviewing and approving annual performance goals and objectives; and evaluating the Chief Executive Officer’s and other executive officers’ performance as it relates to these goals. The Committee also supports the succession planning process in consultation with the Chief Executive Officer. As permitted by law, the Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Executive officers do not play a role in determining their own compensation decisions, but they are called on to make recommendations concerning those individuals that report to them.

The Committee also has the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions. In 2008, the Committee retained the services of Amalfi Consulting, LLC. Amalfi Consulting worked with the Committee in 2009 with respect to the long-term equity-based compensation for the Company, including the design and development of the Tompkins Financial Corporation 2009 Equity Plan approved by the stockholders at the 2009 Annual Meeting and advice on the amount and form of the grants made under the plan in September 2009. Amalfi Consulting works solely for the Committee and does not provide any other services to the Company.

Process of Determining Named Executive Officer Compensation

In furtherance of its objective to attract, develop and retain high caliber executives who are capable of maximizing the Company’s performance for the benefit of its stockholders, the Committee periodically compares its compensation levels, practices or financial performance to survey and SEC reported data for a group of banking institutions of similar size, geographic market or business makeup.

Toward that end, the Committee considered compensation data and practices using the New York Banking Compensation Survey Report produced by Pearl Meyer & Partners. The Committee also considered compensation data and practices of a group of banking companies that it believed were reasonably comparable to the Company’s asset size and performance or which were headquartered in the Company’s geographic region.

For 2009, the Committee utilized information on the following companies when considering the compensation of its Chief Executive Officer and other Named Executive Officers:

●	Alliance Bank, N.A.	●	NBT Bancorp
●	Arrow Financial Corporation	●	Sandy Spring Bancorp Inc.
●	Camden National Corp.	●	Smithtown Bancorp Inc.
●	Community Bank System Inc.	●	S&T Bancorp Inc.
●	Pennsylvania Commerce Bancorp	●	State Bancorp Inc.
●	Financial Institutions Inc.	●	Sterling Bancorp
●	Harleysville National Corp.	●	Suffolk Bancorp
●	Hudson Valley Holding Corp..	●	Sun Bancorp, Inc.
●	Intervest Bancshares Corp.	●	Univest Corp. of Pennsylvania
●	Independent Bank Corp	●	Washington Trust Bancorp Inc.
●	Lakeland Bancorp

The Committee believes that a certain level of discretion is appropriate in determining the Named Executive Officers’ compensation. Information from these comparative groups and compensation survey data is only one factor in the Committee’s assessment of appropriate compensation levels, policies, and practices. The Committee does not have a formal policy of targeting a certain percentile of the market data or using market data to establish the mix of compensation (including the allocation between cash and non-cash compensation and short and long-term equity compensation.). The Committee also does not have a formal policy regarding the relationship between compensation levels provided to the Chief Executive Officer and other Named Executive Officers.

For fiscal 2009, the Committee considered a number of quantitative and qualitative performance factors to evaluate the performance of its executive officers, including its Chief Executive Officer. The 2008 annual performance factors considered for 2009 compensation included the following:

●	The Company’s net income as compared to the Company’s internal targets; (2008 - $29,834,000 actual, $29,294,000 plan)

●	Increases in earnings per share for the latest 12 months (2008 -13.33%)

●	The Company’s return on assets, as ranked in the Federal Reserve Bank Holding Company Performance Report (2008 Peer Group Percentile – 85%)

●	Increases in the Company’s stock price over 12 months (2008 – 48.2%)

●	The Company’s return on equity, as ranked in the Federal Reserve Bank Holding Company Performance Report (2008 Peer Group percentile – 93%)

The Committee believes that the total compensation provided to the Company’s executive officers is competitive, reflects the Company’s performance, and that the Company’s compensation practices for fiscal 2009 were appropriate.

Components of Compensation

The major components of the Company’s executive officer compensation are: (i) Base Salary, (ii) Annual Bonus, (iii) Long-Term, Equity-Based Awards, (iv) Retirement and Other Benefits, and (v) Employment Contracts, Termination of Employment and Change-in-Control Arrangements.

Base Salary. The Company’s base salary program is designed to recognize the roles and responsibilities of executive officers’ positions and their performance in those roles. The Committee annually reviews the salaries of the Company’s executives. When setting base salary levels for recommendation to the full Board, the Committee considers (a) competitive market conditions for executive compensation, (b) the Company’s performance and (c) the individual’s performance. The Company’s performance is measured by the Company’s strategic and financial performance in the fiscal year, with particular emphasis on earnings per share growth and return on stockholders’ equity for the year. Although the Committee considers year-to-year changes in stock price in its evaluation of Company performance, the Committee does not emphasize this criterion because the Committee does not believe that short-term fluctuations in stock price necessarily reflect the underlying strength or future prospects of the Company. Individual performance is measured by the strategic and financial performance of the particular executive officer’s operational responsibility in comparison to targeted performance criteria.

Effective April 2009, the Company adopted a new common anniversary date merit review process, moving increases in compensation rates from January to April. Most of the Company’s executives received salary rate increases at this time including all of the Named Executive Officers. These increases included a modest adjustment for the timing difference, a delay of three months. Mr. Romaine’s annual salary rate was increased to $408,500, an increase of 20.1%. Messrs. Fulmer, Fetsko, Hartz and Klein received annual salary rate increases to $273,500 (+5.0%), $230,600 (+9.8%), $215,000 (+6.2%), and $217,500 (+8.2%) respectively.

Annual Bonus. The Company chooses to pay annual cash bonuses in order to motivate executives to work effectively to achieve the Company’s financial performance objectives and to reward them when objectives are met. The Board maintains full discretion on the payment of bonuses in order to preserve the flexibility necessary to ensure its ability to act in the Company’s best interests. Individual cash bonuses are paid based on three factors: (1) contribution to Company results, (2) contribution to department or business unit goals, and (3) achievement of individual goals. The higher an executive is in the management hierarchy, the greater the weight that is placed on Company results. Company results are reviewed in three areas: (1) achievement of annual goals, (2) relative performance compared to peers over a two-year period, and (3) strategic development.

In February 2009, bonus awards were paid to several executives of the Company including all of the Named Executive Officers. Mr. Romaine received a bonus of $150,000 and Messrs. Fulmer, Fetsko, Hartz, and Klein received $85,000, $68,000, $60,750, and $65,300 respectively.

Long-Term, Equity-Based Awards. The Company chooses to award equity-based compensation in the form of Stock Options, Stock–Settled Stock Appreciation Rights and Restricted Stock because such grants (1) align executive’s interests with stockholder interests by creating a direct link between compensation and stockholder return, (2) give executives a significant, long-term interest in the Company’s success and (3) help retain key executives in a competitive market for executive talent. While the Committee recognizes that the executives of the Company can exert very little influence on short-term fluctuations in stock price, the Committee does believe that long-term stock price appreciation reflects achievement of strategic goals and objectives. Equity awards are based on the performance of the individual executive and his or her anticipated contribution to the achievement of the Company’s strategic goals and objectives. The Committee has traditionally authorized grants vesting over five or more years to encourage retention of executives. This practice means that at any time there are a significant number of shares granted that are not vested and therefore not exercisable.

In 2009, the stockholders approved a new Tompkins Financial Corporation 2009 Equity Plan that that replaced the 2001 Plan. The new plan gives the Company more flexibility in the types of equity grants available to better and more efficiently align executives and stockholder interests. A total of 820,000 shares have been reserved under the new plan. In addition, executives may receive Common Stock through the profit sharing component of the Tompkins Financial Corporation Employee Stock Ownership Plan. For a more detailed discussion of the profit sharing component, and other, deferred compensation and retirement plans, please see the text accompanying the tables following this section.

The Committee uses discretion in determining the frequency and level of awards. Generally, the Committee will consider market data, Company performance, and individuals’ performance before deciding whether an award should be made and the number of shares to be granted. The Committee is careful to grant equity-based compensation only at times where participants are not in possession of material non-public information.

In September 2009, a number of executives received long-term equity-based awards. Among that group were the Named Executive Officers who each received Stock-Settled Stock Appreciation Rights (SARs). SARS are a right to receive compensation equal to the difference between “grant price” and the fair market value of our common stock at the time the right is exercised. If the SAR is settled using Company stock, it is called a stock-settled SAR. Mr. Romaine received SARs for 20,000 shares, and Messrs. Fulmer, Fetsko, Hartz, and Klein each received SARs for 10,000 shares. With the stock dividend of February 2010 these number have increased to 22,000 and 11,000 respectively. More information on these grants is available in the “Long-Term Equity-Based Award” table.

Retirement and Other Benefits.

Retirement Plans. The Company maintains several retirement programs that are designed to assist Company employees with their long-term retirement planning. Substantially all Company employees, including the Named Executive Officers, are eligible to participate in the Investment Stock Ownership (401(k)) Plan and the Tompkins Employee Stock Ownership Plan. The Committee believes that, in addition to providing retirement income, these plans have the added benefit of tying compensation to the Company’s stock performance. The Company also maintains defined contribution and defined benefit pension plans.

Named Executive Officers may also participate in a non-qualified deferred compensation plan and Messrs. Romaine, Fulmer, Klein, and Fetsko are parties to Supplemental Executive Retirement Plan (SERP) Agreements with the Company. These plans provide retirement income that may be limited in the qualified plans due to IRS limitations or are intended to provide additional retirement benefits. The Committee believes that the plans and the level of benefits that are provided are appropriate to promote retention and to recognize and reward long-term service to the Company.

For more information regarding these plans, please refer to the narrative accompanying the “Pension Benefit and Non-Qualified Deferred Compensation” tables in this proxy statement. Information regarding SERP benefits is explained under “Potential Payments upon Termination or Change of Control”.

Life Insurance Benefits. As a part of its comprehensive and competitive approach to compensation, the Company provides life insurance benefits to certain officers of the Company, with respect to which the Company has entered into life insurance contracts. These insurance contracts are carried at cash surrender value on the Company’s consolidated statements of financial condition. Increases in the cash surrender value of the insurance are reflected as noninterest income, and the related mortality expense is recognized as other employee benefits expense, in the Company’s consolidated statements of income. Taxable amounts paid with respect to such life insurance on behalf of the Named Executive Officers are included as “All Other Compensation” in the Summary Compensation Table.

Post-Retirement Life Insurance and Medical Insurance. The Company offers post-retirement life insurance coverage to employees who have worked for the Company for 10 or more years and who retire at or after age 55. All of the Named Executive Officers are entitled to receive life insurance coverage under this policy.

Additionally, Tompkins Trust Company offers post-retirement medical coverage to certain employees. Retiree medical insurance subsidized by the Company has been eliminated for new hires after December 31, 2004. The current Tompkins Trust Company retirees and active eligible employees (at least 55 years of age and 10 years of service as of December 31, 2004) are a “grandfathered group” and as such continue to receive a portion of the premium cost of their retiree medical insurance from the Company. There is currently a $3,000 annual cap on the employer payments. None of the Named Executive Officers are part of the “grandfathered group” eligible to receive these premium contributions in retirement.

Perquisites. Perquisites for the Named Executive Officers are limited to personal use of a Company-owned vehicle.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements.

The Company does not have employment contracts with the Named Executive Officers. However, the Company is obligated to provide certain payments to Messrs. Fulmer, Romaine, Klein and Fetsko upon termination as part of their Supplemental Executive Retirement Plan (SERP) Agreements. Some of these agreements contain severance provisions carried over from previous agreements with acquired companies. SERP payments due upon termination are explained under the “Potential Payments upon Termination or Change of Control” section of this proxy statement.

Compensation Committee Report

The “Compensation Discussion and Analysis” has been reviewed and discussed with the management of the Company. Based on the Compensation Committee’s review and discussion, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K and in this proxy statement.

Members of the Compensation Committee:

Thomas R. Salm, Chair

Reeder D. Gates

Elizabeth W. Harrison

Carl E. Haynes

Craig Yunker

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during fiscal 2009, or has been at any other time, an officer or employee of the Company or any of the Company’s subsidiaries. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or the Compensation Committee during fiscal 2009.

2009 Summary Compensation Table

The following table sets forth information concerning the total compensation earned by the Company’s Chief Executive Officer and Chief Financial Officer and the three other most highly compensated executive officers of the Company in the fiscal year ended December 31, 2009. These five officers are referred to as the “Named Executive Officers” in this proxy statement.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total

		($)	($)	($)	($)	($)	($)	($)	($)
Stephen S. Romaine	2009	390,058	155,000		288,860		166,343	43,287	1,043,548
President & CEO of	2008	340,000	150,000		0		126,177	26,969	643,146
the Company	2007	325,000	112,800		406,255		75,850	159,442	1,079,347

James W. Fulmer	2009	270,000	75,100		144,430		144,880	168,940	803,350
Vice Chair of the	2008	260,500	85,000		0		165,129	82,542	593,171
Company, Chairman,	2007	253,000	70,000		135,422		92,698	27,692	578,812
President & CEO of
The Bank of Castile

Francis M. Fetsko	2009	225,054	67,450		144,430		68,726	29,957	535,617
Executive Vice President & CFO	2008	210,000	68,000		0		63,823	126,880	468,703
of the Company &	2007	200,000	40,000		135,422		34,627	20,271	430,320
Tompkins Trust Company

Gerald J. Klein, Jr	2009	213,058	59,050		144,430		100,461	26,510	543,509
President & CEO of	2008	201,000	65,300		0		89,758	114,097	470,155
Mahopac National Bank	2007	195,000	38,000		236,980		53,032	21,084	544,096

Gregory J. Hartz	2009	211,635	61,300		144,430		24,205	28,959	470,529
President & CEO of	2008	202,500	60,750		0		18,880	21,097	303,227
Tompkins Trust Company	2007	195,000	40,000		236,980		10,230	17,023	499,233

(1) These amounts represent cash awards for performance bonuses, including amounts of such bonuses deferred under the Tompkins Financial Corporation Deferred Compensation Plan for Selected Officers.

(2) In accordance with the SEC’s changed reporting requirements, we report equity awards using the aggregate grant date fair value in accordance with FASB ASC Topic 718 (formerly known as FASB Statement 123R). The Black-Scholes value for the 2009 Stock Settled Stock Appreciation Rights (SAR’s) was $13.13, for 2007 option grant was $12.31.

(3) These values are based on the Tompkins Financial Corporation Retirement Plan and the Supplemental Executive Retirement Plan, and are composed entirely of the changes in pension value. The following assumptions were used by the Plan actuaries to calculate the Change in Pension Value from year-end 2008 to year-end 2009:

Discount Rate: 6.05% at 12/31/2008, 5.90% at 12/31/2009

Retirement Plan Mortality: RP 2000

(4) Includes perquisites and other personal benefits or property, with an aggregate value equal to or greater than $10,000. Includes amounts matched on salary deferral pursuant to Company’s Investment & Stock Ownership Plan, amounts paid pursuant to the profit sharing portion of the Company’s Investment & Stock Ownership Plan and the Company’s Employee Stock Ownership Plan, reflects value realized as a result of stock options exercised and taxable amounts of the applicable life insurance premiums paid on the Named Executive Officers behalf by the Company.

For Mr. Romaine the amounts were as follows: Profit Sharing paid from the Tompkins Financial Corporation Investment and Stock Ownership Plan - $31,350; Company match on salary deferral to the 401k - $9,800; taxable amounts applicable to life insurance - $1,862; personal use of Company-owned vehicle - $275.

For Mr. Fulmer the amounts were as follows: Profit Sharing paid from the Tompkins Financial Corporation Investment and Stock Ownership Plan - $23,445; Company match on salary deferral to the 401k - $9,800; taxable amounts applicable to life insurance - $1,957; taxable compensation realized as a result of stock options exercised - $130,712; personal use of Company-owned vehicle - $3,026.

For Mr. Fetsko the amounts were as follows: Profit Sharing paid from the Tompkins Financial Corporation Investment and Stock Ownership Plan - $18,900; Company match on salary deferral to the 401k - $9,096; taxable amounts applicable to life insurance - $427; personal use of Company-owned vehicle - $1,534.

For Mr. Klein the amounts were as follows: Profit Sharing paid from the Tompkins Financial Corporation Investment and Stock Ownership Plan - $18,090; Company match on salary deferral to the 401k - $7,456; taxable amounts applicable to life insurance - $964.

For Mr. Hartz the amounts were as follows: Profit Sharing paid from the Tompkins Financial Corporation Investment and Stock Ownership Plan - $18,225 Company match on salary deferral to the 401k - $7,689; taxable amounts applicable to life insurance - $360; personal use of Company-owned vehicle -$2,685.

Long-Term Equity-Based Awards

The Company maintains the 2009 Equity Plan as a vehicle to encourage the continued employment of key employees of the Company and its subsidiaries, and to align their interests with those of the Company’s stockholders by facilitating their ownership of a stock interest in Tompkins Financial Corporation. The Committee believes that an equity plan is in the best interests of the Company and its stockholders since it enhances the Company’s ability to continue to attract and retain qualified directors, officers and other key employees.

Option Grants in Fiscal 2009

2009 Grants of Plan Based-Awards

Name	Grant Date	All other option awards; Number of securities underlying SAR’s	Exercise or base price of option awards	Grant Date Fair Value of Stock and Option Awards

		(#)	($/Sh)	($)
Stephen S. Romaine	Sept. 17, 2009	22,000	41.71	288,860

James W. Fulmer	Sept. 17, 2009	11,000	41.71	144,430

Francis M. Fetsko	Sept. 17, 2009	11,000	41.71	144,430

Gerald J. Klein, Jr	Sept. 17, 2009	11,000	41.71	144,430

Gregory J. Hartz	Sept. 17, 2009	11,000	41.71	144,430

The 2009 Equity Plan allows awards at the discretion of the Committee and does not have threshold, target, or maximum amounts payable for performance; therefore, it is not an equity incentive plan as defined under FAS123R.

The options are valued using the FAS123R principles (which is the grant date fair value amortized over the requisite service period) and those values are included in the Summary Compensation Table. The grant date fair value included in the table above represents the value of the Stock Settled Stock Appreciation Right’s (SAR’s) granted on the date of grant, inclusive of the 10% stock dividend payable on February 15, 2010.

Outstanding Options of Named Executive Officers

The following table shows the aggregate number of options or equity shares outstanding as of December 31, 2009 for each of the Named Executive Officers.

2009 Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options- Exercisable (1)	Number of Securities Underlying Unexercised Options-Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexcercised Unearned Options	Option Exercise Price	Option Expiration Date
Stephen S. Romaine	0	22,000		$41.71	09/17/19
	0	57		$37.28	11/29/17
	2,805	13,639		$37.28	11/29/17
	2,805	8,891		$39.56	01/18/17
	0	4,805		$39.56	01/18/17
	4,114	0		$38.54	01/23/16
	0	7,986		$38.54	01/23/16
	7,718	0		$35.77	05/03/14
	6,658	0		$35.77	05/03/14
	8,785	0		$29.30	09/30/12
	2,563	0		$25.79	07/24/11
Total	35,448	57,378

James W. Fulmer	0	11,000		$41.71	09/17/19
	1,870	5,008		$37.28	11/29/17
	0	4,123		$37.28	11/29/17
	4,114	0		$38.54	01/23/16
	0	7,986		$38.54	01/23/16
	2,130	0		$35.77	05/03/14
	11,181	0		$35.77	05/03/14
	3,661	0		$18.19	09/14/10
	1,531	0		$18.19	09/14/10
	6,606	0		18.19	09/14/10
Total	31,093	28,117

Francis M. Fetsko	0	11,000		$41.71	09/17/19
	1,870	5,008		$37.28	11/29/17
	0	4,123		$37.28	11/29/17
	4,114	0		$38.54	01/23/16
	0	7,986		$38.54	01/23/16
	5,322	0		$35.77	05/03/14
	6,658	0		$35.77	05/03/14
	8,785	0		$29.30	09/30/12
	5,125	0		$25.79	07/24/11
Total	31,874	28,117

Gerald J. Klein, Jr	0	11,000		$41.71	09/17/19
	1,870	7,693		$37.28	11/29/17
	0	1,438		$37.28	11/29/17
	77	231		$39.56	01/18/17
	1,326	6,616		$39.56	01/18/17
	2,469	4,791		$38.54	01/23/16
	1,927	0		$35.77	05/03/14
	5,262	0		$35.77	05/03/14
	7,321	0		$29.30	09/30/12
	5,125	0		$25.79	07/24/11
Total	25,377	31,769

Gregory J. Hartz	0	11,000		$41.71	09/17/19
	1,740	7,111		$37.28	11/29/17
	131	2,019		$37.28	11/29/17
	1,403	6,847		$39.56	01/18/17
	2,057	3,993		$38.54	01/23/16
	2,996	0		$35.77	05/03/14
	1,997	0		$35.69	09/16/13
Total	10,324	30,970

(1) Options reported in this column are vested and currently exercisable.

(2) SAR’s granted on Sept. 17, 2009, and options granted with expiration dates of Jan. 18, 2017, Nov. 29, 2017 and Jan. 23, 2016 all have a seven year vesting schedule with zero percent vesting in year one, 17% vesting in years 2 through 6 and 15% vesting in year seven.

Options granted with an expiration date of May 3, 2014, Sept. 30, 2012, July 24, 2011 and Sept. 14, 2010 have 5 year vesting schedule with zero percent vesting in year one and 25% vesting in the remaining years.

Options Exercised and Value for Fiscal 2009

The following table sets forth information concerning the exercise of options by each Named Executive Officer during fiscal 2009 and the potential value realized.

2009 Option Exercises

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise

	(#)	($)
Stephen S. Romaine	0	0
James W. Fulmer	9,000	253,450
Francis M. Fetsko	0	0
Gerald J. Klein, Jr	0	0
Gregory J. Hartz	0	0

Deferred Profit-Sharing Plan

The Company has an Investment and Stock Ownership Plan (the “ISOP”) that covers substantially all of the employees of the Company and its subsidiaries. The ISOP is a profit-sharing plan with a salary deferral arrangement meeting the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended. Pursuant to the ISOP, an employee may defer a portion of the employee’s base pay, within limits specified in the ISOP. The ISOP further provides that the Company will match 100% of an employee’s contribution up to 3% of the employee’s base pay, and will match 50% of an employee’s additional contribution to the ISOP that is greater than 3%, but not more than 5%, of the employee’s base pay. In addition, the ISOP has an employer-funded profit sharing component. Profit sharing contributions are discretionary contributions determined by the Company’s Board of Directors and are limited to a maximum amount as stipulated in the ISOP. The ISOP allows employees to elect to defer a portion of their profit sharing component (which deferral is not eligible for matching by the Company), or to receive cash. Amounts contributed by the Company for the accounts of the Named Executive Officers are included as “All Other Compensation” in the Summary Compensation Table and described in Note 4 to that table.

The Company also has the Tompkins Financial Corporation Employee Stock Ownership Plan (the “ESOP”), which covers substantially all employees of the Company. The purpose of the ESOP is to permit the Company to make discretionary profit sharing contributions to employees in the form of shares of Common Stock of the Company in order to facilitate stock ownership by employees. Contributions are determined by the Company’s Board of Directors and are limited to a maximum amount as stipulated in the ESOP. Amounts accrued for the accounts of the Named Executive Officers are included as “All Other Compensation” in the Summary Compensation Table and described in Note 4 to that table.

Retirement Plans

The Company has a defined benefit pension plan, called the Tompkins Financial Corporation Retirement Plan (the “Retirement Plan”), which covers substantially all employees of the Company employed prior to January 1, 2010. The retirement plan does not require or allow employee contributions. The assets of the Retirement Plan are held in a separate trust and administered by the Pension Investment Review Committee of the Board of Directors.

The following table provides information with respect to each pension plan that provides for payments or other benefits at, following, or in connection with retirement. This includes a tax-qualified defined benefit plan and a supplemental executive retirement plan, but it does not include defined contribution plans (whether tax-qualified or not).

Pension Benefit
Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit		Payments During the Last Fiscal Year
Stephen S. Romaine	Tompkins Financial Corporation Retirement Plan	9.00		$106,104	$—
	Tompkins Financial Corporation Supplemental Executive Retirement Plan	15.83		$489,302	$—
	Total			$595,406	$—
James W. Fulmer	Tompkins Financial Corporation Retirement Plan	21.00		$260,240	$—
	Tompkins Financial Corporation Supplemental Executive Retirement Plan	32.58		$982,747	$—
	Total			$1,242,987	$—
Francis M. Fetsko	Tompkins Financial Corporation Retirement Plan	13.17		$227,292	$—
	Tompkins Financial Corporation Supplemental Executive Retirement Plan	13.25		$150,481	$—
	Total			$377,773	$—
Gerald J. Klein, Jr.	Tompkins Financial Corporation Retirement Plan	9.00		$107,975	$—
	Tompkins Financial Corporation Supplemental Executive Retirement Plan	14.75		$366,164	$—
	Total			$474,139	$—
Gregory J. Hartz	Tompkins Financial Corporation Retirement Plan	7.33		$68,813	$—
	Tompkins Financial Corporation Supplemental Executive Retirement Plan	NA	$	NA	$—
	Total			$68,813	$—

The Retirement Plan provides a monthly benefit payable at retirement. This benefit is determined by the accumulation of credits which are earned as the participant works for the Company. The credits earned for each plan year are based on the sum of the participant’s age and years of service at the beginning of that plan year. When a participant terminates employment or retires, the credits earned for all plan years are summed and multiplied by the “Average Final Earnings” under the Plan, and the result is then converted into a monthly annuity. This type of plan is often referred to as a “pension equity plan.”

A participant’s retirement benefit is fully vested upon the completion of three years of service. The Normal Retirement Age under the Plan is age 65. The accrued benefit is payable at this age; however, a reduced benefit may be payable as early as age 55.

Benefits under the Retirement Plan are not subject to any reduction for Social Security benefits or other offset amounts. Benefits may be paid in certain alternative forms having actuarial equivalent values.

In order to more effectively control the volatility of plan expense, effective January 1, 2010, the Company closed the Tompkins Financial Retirement Plan to new employees and adopted the Tompkins Financial Corporation Defined Contribution Retirement Plan. The Plan provides a benefit contribution to participating employees based on age and length of service.

Potential Payments upon Termination or Change in Control

In December 2005, Messrs. Fulmer, Romaine, Klein, and Fetsko, each a Named Executive Officer, entered into Supplemental Executive Retirement Agreements with the Company, which, among other things, replaced the SERP agreements and employment agreements that were previously in place with Mr. Fulmer, Mr. Klein and Mr. Romaine. The December 2005 SERP agreements provide the covered executive officers with the following retirement, death, disability and change of control benefits:

●
Retirement Benefits. Upon his or her retirement, covered executive officers are eligible to receive payment of his or her annual retirement benefit amount, which is equal to 75% of the executive’s earnings, less (a) the annual amount payable under any single life annuity provided under the Company’s Retirement Plan and (b) any social security benefits. This benefit is also reduced by 5% for each year the Executive’s service, as defined in the agreement, is less than 20 years. The retirement benefit is payable monthly until the executive officer’s death and is subject to reduction depending upon the executive’s age and years of service as of the date of his or her benefit commencement prior to age 65. For purposes of this benefit, an executive officer’s “earnings” will be the average of the executive officer’s five highest calendar years of base salary.

●
Death Benefits. In the event of the covered executive officer’s death (i) after retirement, his or her spouse will be paid (monthly) 50% of the executive officer’s annual retirement benefit until the spouse’s death, and (ii) prior to retirement, his or her spouse will be paid (monthly) 50% of the vested portion of the executive officer’s annual retirement benefit until the spouse’s death, provided the spouse survives until the executive officer’s designated retirement age in the SERP agreement.

●
Disability Benefits. Upon a covered executive officer becoming disabled, he or she is entitled to payment of his or her retirement benefits commencing at the executive officer’s designated retirement date in the SERP agreement, but with the assumption that the executive officer has completed 20 years of service and is 100% vested in the benefit under the SERP agreement as of the date of his or her disability. In the event of the executive officer’s death after disability, the executive officer’s spouse will be entitled to payment of the death benefits described above.

●
Change of Control Benefits. In the event of a change in control, the covered executive officer will be deemed to have completed twenty (20) years of service and will be 100% vested in the benefit under the SERP agreement. Covered executive officers could be entitled to certain severance benefits following a change of control of the Company (as defined in the SERP agreements). If, within three years following a change in control the executive officer is terminated, other than for cause and subject to the discretion of the Company’s executive committee, or the executive officer’s duties or compensation are significantly reduced and as a result the executive voluntarily resigns his or her employment,, the executive officer is entitled for a period of three years to (a) payment of his or her base salary in effect immediately prior to the change in control, but subject to reduction by 20% to 100% depending on the executive’s age at the time of his or her termination, (b) the executive’s bonus and profit sharing compensation, which will be the average of the executive’s bonus and profit sharing compensation earned for the two most recently completed fiscal years of the Company and (c) continuation of all welfare benefits that he or she was participating in immediately prior to the change in control.

In addition, the SERP agreements with Messrs. Fulmer, Klein and Romaine provide that in the event the executive officer’s employment is terminated without cause (other than upon a change of control, death or disability), then the executive officer is entitled to (a) payment of his or her base salary in effect immediately prior to the executive officer’s termination of employment and (b) participate (but not required to) in the Company’s welfare benefits. These severance benefits are payable for a period of 24 months to Mr. Fulmer and 12 months to Messrs. Klein and Romaine.

Further, under the SERP agreements, in the event Messrs. Fulmer’s, Romaine’s, Klein’s, or Fetsko’s employment is involuntarily terminated (other than for cause) at any time, or the executive voluntarily resigns after reaching age 55 and after completing 10 years of service, but prior to his designated retirement age in his SERP agreement, he will be entitled to payment of his retirement benefits on his designated retirement date, or, in the event of his death, his spouse will be entitled to payment of the death benefits described above.

No benefits are payable under the SERP agreements if the covered executive officer’s employment is terminated for cause, or he or she engages in competition with the Company. If the executive officer voluntarily terminates his or her employment before age 55 and before completion of 10 years of service, other than because of death, disability or change of control, he or she will not be entitled to payment of any retirement benefits. The SERP agreements are not employment agreements and do not confer upon the covered executive officers any right to continued employment with the Company or any of its subsidiaries.

Estimated Payments upon Change in Control as of December 31, 2009

Name	SERP Accumulated Annual Benefit prior to Change of Control	SERP Accumulated Annual Benefit after Change of Control	Increase in Benefit	Other Benefits Due to Change of Control

	$	$	$
Stephen S. Romaine	128,094	161,804	33,710	$565,983, payable for a period of 3 years (1)
James W. Fulmer	123,871	123,871	—	$368,098, payable for a period of 3 years (1)
Francis M. Fetsko	38,834	58,617	19,783	$307,229, payable for a period of 3 years (1)
Gerald J. Klein, Jr.	67,636	91,710	24,074	$289,153, payable for a period of 3 years (1)
Gregory J. Hartz	NA	NA	NA	NA

(1) If terminated, or duties or compensation of Named Executive Officer are significantly reduced due to Change of Control, Named Executive Officer receives for a period of three years continuation of compensation (base pay plus average of bonus and profit sharing compensation for last two years) and all employee welfare benefits.

Deferred Compensation Plan for Selected Officers

The Company maintains a nonqualified deferred compensation plan for a select group of officers, including the Named Executive Officers. This plan allows participating employees to defer receipt of all or a portion of bonuses and profit sharing payments otherwise payable to them until a future date. Amounts deferred under the deferred compensation plan on the part of the Named Executive Officers are included as “Bonus” or included in “Other Compensation” in the Summary Compensation Table.

The bonuses listed in the Summary Compensation Table are reported for the year that they were “earned.” The payment for said bonuses is made in the following year. If the Named Executive Officer elected to defer a bonus or profit sharing, the payment to the deferred compensation plan is the net amount after Social Security and Medicare are withheld.

2009 Non-Qualified Deferred Compensation

Name and Principal Position	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate withdrawals / Distributions	Aggregate Balance at Last FYE

	($)	($)	($)	($)	($)
Stephen S. Romaine	n/a				n/a
James W. Fulmer (1)	12,427		1,180		29,219
Francis M. Fetsko (2)	11,460		3,012		48,730
Gerald J. Klein, Jr	n/a				n/a
Gregory J. Hartz	n/a				n/a

(1) Mr. Fulmer has elected to defer his profit sharing payment, which is the amount included in the “Executive Contributions in the Last Fiscal Year.” The aggregate balance includes deferrals since Mr. Fulmer’s election to participate in the plan since 2006.

(2) Mr. Fetsko has elected to defer 15% of his bonus and profit sharing payment. The amount included in the “Executive Contribution in the Last Fiscal Year” is comprised of $10,200 which was 15% of the 2008 bonus and $1,260, which was 10% of the profit sharing included in the “All other Compensation” for 2008. The aggregate balance includes deferrals since Mr. Fetsko’s election to participate in the plan in 2002.

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PROPOSAL NO. 2
RATIFICATION OF THE INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors of the Company has selected the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2010. Although our Bylaws do not require the submission of the selection of the independent auditor to our shareholders for approval, the Board of Directors believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit Committee. Neither the Audit Committee nor the Board will be bound by the shareholders’ vote at the meeting but may take the shareholders’ vote into account in future determinations regarding the retention of the Company’s independent auditor.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from shareholders.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP, AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR FISCAL YEAR ENDING DECEMBER 31, 2010. SHARES OF COMMON STOCK COVERED BY EXECUTED PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 2, UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s capital stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Except as described below, to the Company’s knowledge, based upon on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2009 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were satisfied. Richard W. Page, Senior Vice President, Chief Technical Officer, filed a Form 4 on 9/9/09 for a sale of 101 shares of Tompkins Financial Corporation common stock on 8/31/09.

TRANSACTIONS WITH RELATED PERSONS

Certain directors and executive officers of the Company and its affiliated companies, members of their immediate families and companies or firms with which they are associated, were customers of, or had other transactions with, the Company or its wholly-owned subsidiaries in the ordinary course of business during fiscal 2009. Any and all loans and commitments to lend to such individuals were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2009, the balance of all such loans was $1,784,392. None of the loans outstanding to directors or executive officers of the Company, or members of their immediate families or companies or firms with which they are associated, were nonperforming at December 31, 2009.

Russell K. Achzet, a current director who is not standing for re-election, was the founder and the majority shareholder of AM&M Financial Services, Inc., (“AM&M”) which the Company acquired by merger in January 2006. AM&M is now a wholly-owned subsidiary of the Company. Under the terms of the agreement and plan of merger, the Company acquired all of the issued and outstanding shares of AM&M capital stock, including those shares held by Mr. Achzet, for an initial consideration of $2,375,000 paid in cash and 53,976 shares of Company Common Stock. In addition to the merger consideration paid at closing, additional contingent amounts were payable over a period of four years from closing. For his ownership interest in AM&M, Mr. Achzet received, as his portion of the initial merger consideration, $1,687,400 in cash and 33,119 shares of Company Common Stock. Mr. Achzet was also eligible to receive contingent payments of up to $2.1 million, payable in equal amounts of cash and Company Common stock, depending on the earnings performance of AM&M over the next year (the “Earn-Out Agreement”). In fiscal 2008, Mr. Achzet was paid $1,043,108, 50% of which was paid in cash, and 50% of which was paid in the Company’s Common Stock, in accordance with the Earn-Out Agreement. In connection with the Company’s acquisition of AM&M, Mr. Achzet entered into a consulting agreement with AM&M, which expired on January 1, 2010. Under the terms of the consulting agreement, Mr. Achzet provided certain management consulting and business referral services for AM&M. In consideration for his services, Mr. Achzet was paid a monthly fee. Mr. Achzet was paid $9,093 per month in 2006, $6,360 per month in 2007 and $3,363 per month in 2008 and $3,484 per month in 2009.

Prior to its acquisition by the Company, AM&M was a member of the M Financial Group, a national insurance producer group. Members are required to own shares of M Financial Group, but the Group does not allow banking entities to own its shares; thus, following its sale to the Company, AM&M was no longer eligible to hold a direct ownership interest in the Group. In order to preserve AM&M’s relationship with the M Financial Group, several of the former shareholders of AM&M, including Mr. Achzet, formed M Six, LLC. M Six remained eligible for membership in, and is currently a member of, the M Financial Group. The Group annually shares profits with its member firms in the form of stock dividends and incentive payments. All payments of stock and cash flow directly to AM&M, and the Group requires that the stock be distributed to M Six. At least half of any cash incentive payment, and all stock dividends, must be distributed to M Six. The members of M Six, including Mr. Achzet, retain beneficial ownership of the M Financial Group stock.

In April of 2007, the Board adopted a policy governing the procedures by which the Company or any of its subsidiaries may enter into transactions with related parties (the “Related Party Transactions Policy” or the “Policy”). The Policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company or any if its subsidiaries is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or beneficial owner of less than 10 percent of another entity). A “Related Party” is any (a) person who is or was an executive officer of the Company, director of the Company or nominee for election as a director of the Company, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. The Company’s Nominating and Corporate Governance Committee is apprised of any potential Interested Transaction, and this Committee is charged with evaluating and approving, as appropriate, any such transactions. The Committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. In its implementation of the Policy, the Committee also reviewed certain types of Interested Transactions and established standing pre-approval for these types of transactions, subject in all cases to compliance with applicable regulations of the Securities and Exchange Commission, federal and state bank regulatory authorities, and other regulatory agencies.

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REPORT OF THE AUDIT/EXAMINING COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit/Examining Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit/Examining Committee is composed of three non-employee directors, all of who are “independent directors” under Section 803(A) of the NYSE Amex Company Guide and Rule 10A-3 under the Exchange Act.

The Audit/Examining Committee operates under a written charter approved by the Board of Directors. The Audit/Examining Committee’s primary duties and responsibilities are: to oversee the Company’s accounting and financial reporting process and the audit of the Company’s financial statements and to monitor the integrity of the Company’s financial statements; to monitor the independence and qualifications of the Company’s independent auditor; monitor the performance of the Company’s independent auditor and internal auditing department; provide an avenue of communication among the Company’s independent auditor, management, the internal auditing department, and the Board of Directors; and to monitor compliance by the Company with legal and regulatory requirements. The Audit/Examining Committee is also directly responsible for the appointment and compensation of the Company’s independent auditor.

The Audit/Examining Committee met nine times during fiscal 2009 and reports to the Board of Directors on a quarterly basis. The Audit/Examining Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit/Examining Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management.

The Audit/Examining Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It has direct access to the independent auditors and to any employee or officer of the Company it deems necessary. The Audit/Examining Committee has the ability to retain, at the Company’s expense and at compensation it deems appropriate, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent accountants, KPMG LLP (“KPMG”), are responsible for performing an independent audit of the Company’s consolidated financial statements and an audit of the Company’s internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America and to issue reports thereon.

In connection with its responsibilities, the Audit/Examining Committee met with management and with KPMG to review and discuss the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009. The Audit/Examining Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), received written disclosures and a letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board relating to that firm’s independence from the Company, and has discussed with KPMG its independence.

Based upon the Audit/Examining Committee’s discussions with management, the Company’s internal auditor, and KPMG and the Audit/Examining Committee’s review of the information described in the preceding paragraph, the Audit/Examining Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Members of the Audit/Examining Committee:

John E. Alexander, Chair

Patricia A. Johnson

Daniel J. Fessenden

Craig Yunker, Alternate

INDEPENDENT AUDITORS

The Audit/Examining Committee has retained KPMG LLP (“KPMG”) to continue as independent auditors and to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2010. A representative of KPMG is expected to attend the Meeting and will have an opportunity to make statements and respond to appropriate questions from stockholders.

Audit and Non-Audit Fees

KPMG is the Company’s independent auditor. The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2009 and December 31, 2008 by KPMG:

	2009	2008
	($)	($)
Audit Fees:	386,700	380,000

Audit-Related Fees:	0	0

Tax Fees:	134,085	145,665

All Other Fees:	0	0

Audit Fees: These are fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the consolidated financial statements included in the Company’s periodic reports under the Exchange Act, and for services that would normally be provided by the Company’s auditor in connection with statutory and regulatory filings or engagements for the periods covered.

Audit-Related Fees: No audit-related fees are disclosed in this proxy statement because the fees billed in 2009 and 2008 for the audit of internal controls over financial reporting in accordance with the Public Company Accounting Oversight Board, including FDICIA reporting, are included in the chart above as “Audit Fees.”

Tax Fees: These are fees for professional services rendered regarding tax compliance, tax advice or tax planning. More specifically, these include fees billed for tax return preparation, quarterly estimates, tax planning and tax related research.

All Other Fees: These are fees for all other products and services provided by the Company’s independent accountant that do not fall within the previous categories.

All non-audit services were reviewed with the Audit/Examining Committee, which concluded that the provision of such services by KPMG was compatible with the maintenance of that firm’s independence and the conduct of its auditing functions.

Audit/Examining Committee Pre-Approval Policy

The Audit/Examining Committee pre-approves all audit services and permitted non-audit services (including the fees and terms of such services) to be provided to the Company by its independent auditor, other than non-audit services falling within the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit/Examining Committee prior to the completion of the audit. The Audit/Examining Committee may delegate to one or more designated members of the Audit/Examining Committee the authority to grant pre-approvals of audit services and permitted non-audit services, provided that decisions of such designated member(s) to pre-approve one or more such services shall be reported to the full Audit/Examining Committee at its next scheduled meeting.

All audit and non-audit services provided by the Company’s independent auditor for fiscal 2009 and fiscal 2008 were pre-approved by the Company’s Audit/Examining Committee.

STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2011 annual meeting and that stockholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company no later than December 13, 2010, which is 120 calendar days prior to the anniversary of the Company’s mailing of this proxy statement, and must be in compliance with SEC Rule 14a-8 in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

Under the Company’s Bylaws, in order for a matter to be deemed properly presented, notice must be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company no later than the close of business on December 13, 2010 (120 calendar days prior to the anniversary of the Company’s mailing of this proxy statement). The stockholder’s notice must set forth, as to each matter the stockholder proposes to bring before the annual meeting (a) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (c) the number of shares of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any personal or other material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. In addition, a stockholder seeking to submit such business at an annual meeting shall promptly provide any other information reasonably requested by the Corporation. If a stockholder gives notice of such a proposal after the Bylaw deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

FORM 10-K

A copy of the Company’s Annual Report on Form 10-K filed with the SEC is available without charge at our website (http://www.tompkinsfinancial.com) or by writing to: Tompkins Financial Corporation, ATTN: Francis M. Fetsko, Executive Vice President & Chief Financial Officer, P.O. Box 460, Ithaca, New York 14851. In addition, the Annual Report on Form 10-K (with exhibits) is available at the SEC’s Internet site (http://www.sec.gov).

OTHER MATTERS

The Board of Directors knows of no business to be presented for stockholder action at the Meeting other than the election of directors and the ratification of the appointment of auditors. If any additional matters should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons acting under the proxy.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Meeting, you are urged to vote your proxy promptly. You may vote by telephone, via the Internet, or mark, sign, date, and return the enclosed proxy card in the accompanying pre-addressed postage-paid envelope. Your proxy may be revoked prior to its exercise by delivering to the Company’s Corporate Secretary prior to the Meeting a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting, filing a written notice of revocation with the Corporate Secretary at the Meeting prior to the vote, and voting in person.

Dated: April 9, 2010	By Order of the Board of Directors

/s/ Linda M. Carlton
Linda M. Carlton
Asst. Vice President & Corporate Secretary

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P.O. Box 460, Ithaca, New York 14851
(607) 273-3210
www.tompkinsfinancial.com

ANNUAL MEETING OF STOCKHOLDERS OF
TOMPKINS FINANCIAL CORPORATION
May 10, 2010
PROXY VOTING INSTRUCTIONS
INTERNET - Access www.voteproxy.com and follow the on-screen instructions. have your proxy card available when you access the web page, and use the company number and account number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-proxies (1-800-776-9437) in the united states or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. have your proxy card available when you call and use the company number and account number shown on your proxy card.	COMPANY NUMBER	12037

ACCOUNT NUMBER => | |

CONTROL NUMBER => | |
Vote online/phone until 11:59 PM EST Sunday, May 9, 2010.
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
IN PERSON – You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting/Proxy Statement, Corporate Report, and Form 10-K are available at www.tompkinsfinancial.com/proxy.

↓	Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.	↓

The Board of Directors recommends a vote “FOR” proposals 1 and 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLACK OR BLUE INK AS SHOWN HERE ☒
Proposal No. 1. Election of seventeen
(17) directors for a term of one year:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY
         FOR ALL NOMINEES

☐     FOR ALL NOMINEES EXCEPT
          (See INSTRUCTIONS below.)

INSTRUCTIONS: To withhold authority to vote for any individual Nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each Nominee(s) with respect to whom you withhold authority to vote, as shown here: ●
NOMINEES :
О    John E. Alexander
О    Paul J. Battaglia
О    James J. Byrnes
О    Daniel J. Fessenden
О    James W. Fulmer
О    Reeder D. Gates
О    James R. Hardie
О    Carl E. Haynes
О    Susan A. Henry
О    Patricia A. Johnson
О    Sandra A. Parker
О    Thomas R. Rochon
О    Stephen S. Romaine
О    Thomas R. Salm
О    Michael H. Spain
О    William D. Spain, Jr.
О Craig Yunker
Proposal No. 2. Ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2010.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

In their discretion, the proxies will vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Management at present knows of no other business to be presented at the Annual Meeting.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at the right ☐
and indicate your new address above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder _______________Date ________, 2010 Signature of Stockholder _______________ Date________, 2010

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TOMPKINS FINANCIAL CORPORATION
Annual Meeting of Stockholders to be held
Monday, May 10, 2010

YOUR VOTING CARD IS ATTACHED BELOW.
You may vote by telephone, via the Internet or by conventional mail.
Please read the other side of this card carefully for instructions.
However you decide to vote, your representation at the
Annual Meeting of Stockholders is important to Tompkins Financial Corporation

PROXY/VOTING INSTRUCTION CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
TOMPKINS FINANCIAL CORPORATION
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MONDAY, MAY 10, 2010

The undersigned stockholder of TOMPKINS FINANCIAL CORPORATION (the “Company”) hereby constitutes and appoints Francis M. Fetsko and Linda M. Carlton, and each of them, as agent and proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company and that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 5:30 p.m. at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, NY, on Monday, May 10, 2010, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.

THE UNDERSIGNED HEREBY INSTRUCTS THE SAID PROXIES TO VOTE IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INSTRUCTION IS GIVEN ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND “FOR” RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP, AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010. THE PROXIES WILL VOTE IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER MATTERS (INCLUDING MATTERS INCIDENT TO THE CONDUCT OF THE MEETING), AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated April 9, 2010, relating to the Annual Meeting of Stockholders to be held May 10, 2010. (Signature on the reverse side is required.)

(Continued and to be marked, signed and dated on reverse side.)

COMMENTS: